As filed with the Securities and Exchange Commission on July 5, 2016

Registration No. _________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0467835
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5320 Legacy Drive, Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

DENBURY RESOURCES INC. AMENDED AND RESTATED 2004 OMNIBUS STOCK AND INCENTIVE PLAN
(Full title of the plan)

Mark C. Allen
Sr. Vice President and Chief Financial Officer
Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas 75024
(972) 673-2000
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee
Common Stock $.001 Par Value	7,000,000	$3.67	$25,690,000	$2,586.98

(1)	The securities to be registered are 7,000,000 additional shares reserved for issuance under the Registrant’s Amended and Restated 2004 Omnibus Stock and Incentive Plan (the “2004 Plan”).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the 2004 Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee.

(4)
Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act. Accordingly, the price per share of Common Stock offered hereunder pursuant to the 2004 Plan is the price per share of $3.67, which is the average of the highest and lowest selling price per share of Common Stock by the New York Stock Exchange on July 1, 2016.

Denbury Resources Inc.

Denbury Resources Inc.

EXPLANATORY NOTE

By this Registration Statement, Denbury Resources Inc. (the “Registrant” or the “Company” or “we” or “our” or “us”) is registering an additional 7,000,000 shares of its Common Stock reserved for issuance under the 2004 Plan. These shares are being registered in connection with the amendment and restatement of the 2004 Plan, which was approved at the annual meeting of stockholders on May 24, 2016. The contents of the following prior registration statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8: Registration Nos. 333-116249, 333-143848, 333-160178, 333-167480, 333-189438 and 333-206320.

Denbury Resources Inc.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information specified in Item 1 and Item 2 of this Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement and will be sent or given to the participant(s) in accordance with Rule 428 under the Securities Act and the Explanatory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Any reports filed by us with the Securities and Exchange Commission (the “SEC”) after the date of this Registration Statement and before the date that the offering of the securities by means of this Registration Statement is terminated will automatically update and, where applicable, supersede any information contained in or incorporated by reference in this Registration Statement. We incorporate by reference (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 6, 2016; and

3.
Our Current Reports on Form 8-K filed on January 8, 2016; January 12, 2016; January 21, 2016; February 23, 2016; April 6, 2016; April 20, 2016; May 5, 2016; May 11, 2016; May 16, 2016; May 27, 2016; June 23, 2016; and June 29, 2016.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock covered by this Registration Statement has been passed upon by James S. Matthews, Senior Vice President, General Counsel and Secretary of the Company. As of the date of this Registration Statement, Mr. Matthews beneficially owns (i) 116,036 shares of Common Stock of the Company (including 46,117 restricted shares subject to forfeiture provisions) and (ii) 13,739 stock appreciation rights at an exercise price of $16.77, which expire in 2020.

Denbury Resources Inc.

Item 8. Exhibits.

(a)	Exhibits.

The following documents are included as a part of this Registration Statement.

Exhibit No.	Document Description
4.1
Denbury Resources Inc. Amended and Restated 2004 Omnibus Stock and Incentive Plan, as amended and restated effective as of May 24, 2016 (incorporated by reference to Exhibit 10.1 of Form 8-K filed by the Company on May 27, 2016, File No. 001-12935).

4.2
Second Restated Certificate of Incorporation of Denbury Resources Inc. filed with the Delaware Secretary of State on October 30, 2014 (incorporated by reference to Exhibit 3(a) of Form 10-Q filed by the Company on November 7, 2014, File No. 001-12935).

4.3
Second Amended and Restated Bylaws of Denbury Resources Inc. as of November 4, 2014 (incorporated by reference to Exhibit 3(b) of Form 10-Q filed by the Company on November 7, 2014, File No. 001-12935).

5.1*	Opinion of James S. Matthews, Senior Vice President, General Counsel and Secretary of Denbury Resources Inc.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of DeGolyer and MacNaughton.
23.3*	Consent of James S. Matthews (included in Opinion filed as Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on signature page).

*    Included herewith.

Denbury Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on July 5, 2016.

Denbury Resources Inc.

/s/ Mark C. Allen
Mark C. Allen Sr. Vice President and Chief Financial Officer

/s/ Alan Rhoades
Alan Rhoades Vice President and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Phil Rykhoek, Mark C. Allen and Alan Rhoades, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

July 5, 2016	/s/ Phil Rykhoek
Phil Rykhoek Director, President and Chief Executive Officer (Principal Executive Officer)

July 5, 2016	/s/ Mark C. Allen
Mark C. Allen Sr. Vice President and Chief Financial Officer (Principal Financial Officer)

July 5, 2016	/s/ Alan Rhoades
Alan Rhoades Vice President and Chief Accounting Officer (Principal Accounting Officer)

July 5, 2016	/s/ John P. Dielwart
John P. Dielwart Chairman of the Board

Denbury Resources Inc.

July 5, 2016	/s/ Michael B. Decker
Michael B. Decker Director

July 5, 2016	/s/ Gregory L. McMichael
Gregory L. McMichael Director

July 5, 2016	/s/ Kevin O. Meyers
Kevin O. Meyers Director

July 5, 2016	/s/ Randy Stein
Randy Stein Director

July 5, 2016	/s/ Laura A. Sugg
Laura A. Sugg Director

July 5, 2016	/s/ Wieland F. Wettstein
Wieland F. Wettstein Director

Denbury Resources Inc.

INDEX TO EXHIBITS

Exhibit No.	Document Description
5.1	Opinion of James S. Matthews, Senior Vice President, General Counsel and Secretary of Denbury Resources Inc.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of DeGolyer and MacNaughton.